Exhibit 12(b)
SECTION 906 CERTIFICATION
     We, James E. Ross, President and Principal Executive Officer, and Chad C. Hallett, Treasurer and Principal Financial Officer, of the SPDR® Series Trust (the “registrant”), certify that:
1.	The report on Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ James E. Ross James E. Ross
President and Principal Executive Officer

Date:	March 7, 2012

By:	/s/ Chad C. Hallett Chad C. Hallett
Treasurer and Principal Financial Officer

Date:	March 7, 2012